UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

June 1, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on June 1, 2011 in Sarasota, Florida. Of the 95,851,816 shares of common stock outstanding as of the record date of April 8, 2011, 83,448,425 shares, or 87% of the Company’s capital stock, were present or represented by proxy at the meeting, constituting a quorum. The results of the matters submitted to the stockholders were as follows:

Proposal 1:  Election of two (2) Directors.

Each of the directors identified below was re-elected at the 2011 Annual Meeting of Stockholders for a term expiring at the 2014 Annual Meeting of Stockholders. Votes were cast as follows:

	Number of Votes
	For	Withheld / Abstain	Broker Non-Votes
Richard F. Wallman	74,065,901	6,140,401	3,242,123
Christopher Wright	68,493,184	11,713,118	3,242,123

Proposal 2:  A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement. Votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,173,512	529,316	503,474	3,242,123

Proposal 3: A non-binding advisory vote to recommend the frequency of future stockholder advisory votes on the Company’s executive compensation. Votes were cast as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-votes
55,070,926	1,267,908	23,479,732	387,736	3,242,123

Proposal 4:  Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company. Votes were cast as follows:

For	82,476,228
Against	941,398
Abstain	30,799
Broker Non-votes	0

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

Date: June 3, 2011	By:	/s/ David B. Liner
David B. Liner
Vice President, General Counsel and Secretary